Exhibit 10.31
SUPPLEMENT NO. 1 TO THE SECURITY AGREEMENT
     Supplement No. 1 (this “Supplement”) dated as of April 24, 2006, by Inertia Dynamics, LLC (the “New Grantor”) and The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”), to the Security Agreement dated as of November 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed as “Grantors” on the signature pages thereto and those additional entities that thereafter become grantors thereunder (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and the Collateral Agent for itself, the Holders and the Trustee.
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Indenture dated of November 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Indenture”) among Altra Industrial Motion, Inc. (the “Company”), each of the Guarantors named therein (“Guarantors”), the Trustee and the Collateral Agent, the Company has issued to the Holders its 9% Senior Secured Notes Due 2011, and may issue from time to time additional notes in connection with the provisions of the Indenture (as the same may be amended and restated, supplemented or otherwise modified from time to time, collectively, the “Notes”);
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Indenture;
     WHEREAS, Grantors have entered into the Security Agreement in accordance with the terms of the Indenture; and
     WHEREAS, pursuant to Section 4.15 of the Indenture, newly acquired or created Domestic Restricted Subsidiaries of the Company or any of its Restricted Subsidiaries must execute and deliver to Collateral Agent amendments to the Collateral Documents, and such execution and delivery may be accomplished by the execution by the New Grantor of this Supplement in favor of Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent.
     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows:
     1. In accordance with Section 24 of the Security Agreement, the New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent, a security interest in and security title to the assets of the New Grantor of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, without limitation, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom to the extent such fees and expenses are required to be paid by the Grantors under the Indenture. Schedule 1, “Copyrights,” Schedule 2, “Intellectual Property Licenses,” Schedule 3, “Patents,” Schedule 4, “Pledged Companies,” Schedule 5, “Trademarks,” Schedule 6, “Commercial Tort Claims,” Schedule 7, “Owned Real Property,” and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions,” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, and Schedule 8, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is incorporated herein by reference.
     2. The New Grantor represents and warrants to Collateral Agent, Trustee and the Holders that this Supplement has been duly executed and delivered by the New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.
     4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the New Grantor and Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTOR:	INERTIA DYNAMICS, LLC

	By:	/s/ David Wall

	Name:	David Wall
	Title:	Manager

COLLATERAL AGENT:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Collateral Agent

	By:	/s/ Sandee Parks

	Name:	Sandee Parks
	Title:	Vice President